IsoRay Incorporated (ISRY.OB)
Presentation at the Roth Capital Partners New York Conference Call
September 7, 2006

<<Company Speaker, IsoRay Incorporated>>

Okay. Are we ready to go? Thank you all for coming to this conference. I appreciate being here. I would like to have you make sure you look at this forward-looking statement, read it carefully and it's fully listed on our website. So please go forward and look at that.

First of all, I would like to tell you a title bit about IsoRay. IsoRay Medical, it's an isotope company, which focuses on innovative brachytherapy solutions for prostrate and other malignant tissue through the use of our proprietary Cesium-131. The merits of IsoRay are many, but we all are faced with the possibility of someday having help of having cancer or getting cancer. So consequently this isotope Cesium-131 is the first new isotope to hit the market segment, the brachytherapy market segment in over 20 years.

It's a very large market. In the United States is about $4 billion market now and obviously prostrate cancer, the baby boomers are just now coming of age and so the market is growing rapidly. We also -- it's very unique in fact that Cesium, when we got our FDA approval to market, we got FDA approval to market to all soft tissue malignant tumors in the body and that includes the brain, the pancreas, the liver, lung and breast. So it's a very large opportunity that we have here.

One of the unique things about the Company is that, we started our marketing campaign into the actual market by picking a number of the largest sites in the United States and we have currently approximately 54 of the major oncology centers in the United States, over the last 22 months, have adopted and are using or we'll soon be using Cesium-131.

One of the reasons for this adoption is that Cesium offers some real unique advances in the market. It is an isotope that has a very short half-life. It's a gamma and it has a very high energy. The other thing is that we have -- over the years, we have patented -- all of our technology is patented and we have been able to create a commercialization of this isotope, which up to now has been very difficult to do.

This year there is expected to be somewhere around 30,000 deaths just in the United States alone from prostrate cancer. It’s our second leading cause of death in men and it will be increasing overtime obviously as the population of men over, say, age 50 continues to increase.

Last year there was about 230,000 new cases diagnosed in the United States and one of the unique things about prostrate cancer is if you get diagnosed, the death rate should fall because currently only about 53% of all men over the age 50 are regularly screened for prostrate cancer. And as these baby boomers hit the market, and that includes I think all of us, the market is really under a siege in how to take care of this disease.

I have a chart here which shows kind of the breakout of the treatment options, the different treatment options for prostrate cancer. There are like - I said earlier there are about 230,000 new cases a year, of those about a 103,000 approximately are treated with what we would now call brachytherapy. And in that brachytherapy category, as you can see there are many different uses such as IMRT or cryo.

What happens is that, we in the brachytherapy side are experiencing a growth that's unprecedented in this market over the last few years. And one of the primary reasons for that is, is that the radiographs, or our ability to identify, where we put the radioactive seeds, if you will, has been greatly enhanced with the furthering of all the new imaging. And going forward, we're going to even have some greater opportunity with the new markers that are coming on in the market, and that will again allow us to be more specific with our brachytherapy procedures.

You can see here from this particular chart that brachytherapy, using the seeds has a distinct advantage over a lot of the other procedures. Let me give you a specific example. If you're going to use external beam IMRT trial or others, you often have long duration. For example, with IMRT, you're going to be up to nine weeks being treated. And that creates a very disruptive lifestyle, as you try to take care of your cancer whereas with the brachytherapy with the seed, as you can see is basically one 30 to 45 minute procedure, that's an outpatient procedure, no hospitalization.

And you basically go home that afternoon. And the next day in most cases you are at work or playing golf or whatever you're doing. So it is really a distinct advantage, it also has to its credit a lot less toxicity, than a lot of the other opportunities you have to treat the cancer. So it is a high energy isotope that has a very short half-life and the toxicity and the modalities are considerably less then with other modalities.

Now, you can see on this chart that, this is really telling this is talk about treatment you can see in the blue on the right that's the brachytherapy seeds. On the first chart on the left you can see the cost factor. Our average cost for the entire operation is somewhere between $13,000 and $17,000 for the entire cost for the outpatients stay and all of the different procedures that you do pre and post, versus some of the other procedures you can see are much more expensive.

And I might add that one of our one of the old or older is radical prostatectomy and with radical prostatectomy it competes with brachytherapy. But as brachytherapy becomes more specific and more exact, radical prostatectomy is beginning to fall in the lines, I believe in 2004 there were more brachytherapy procedures than there were radical prostatectomy.

And this graph, certainly shows why, in the second graph you can see the treatment and the recovery days. And you can see where the one or two days on brachytherapy as a dramatic influence on choices and thus does the heighten demand for brachytherapy. There are also some other life issues, which are critical, I think to all of us and that's the incontinence and the impotence. And that is something the quality of life, which we all have to consider. But this new isotope, it really approaches and as we, I believe now are over 500 patients in implants and we're finding the results of this to follow this graph you have here.

The next graph shows the growth of the brachytherapy seed market. And because of the quality of life and the less toxicity, you can see that there has been a pretty steady growth, through the 90s and then up into current, and we can -- we would expect the growth to actually increase as a percentage of all cases diagnosed. One of the markets -- one of the barriers that we've had is that prior to the late 1998, '99, 2000 that area, imaging was very difficult. And often times they couldn't image the seeds, so they couldn't place them in or around the tumor in the kind of preciseness that they needed. But as imaging got better the results got dramatically better.

Here's a slide that shows for those of you who are not familiar, this shows the prostate lays in next to the bladder and is in a very sensitive area, obviously. And it shows the -- the diagram here shows that as you place the seeds and as you get the three dimension picture of it, the seeds can be place very exact in and this is just an educational slide for you, so you can see that.

One of the advantages of Cesium over its competitors, is that it has a uniform radiation, in other words with the shorter half-life it delivers a faster dose and as a total you get about 40% less radiation -- total radiation. So again, high energy, low half-life it creates opportunities and one of the new areas in the market is not exactly new but certainly has gained a lot of popularity as dual therapy. The dual therapy is when possibly the tumor has exercised outside the margins of the gland and therefore, to be cautious you do dual therapy.

First, some do first they do seeds and then they'll go ahead and do the radiation later. And one of the advantages of Cesium over our two other isotopes is that it showed half-life. You can go in quicker and start your dual therapy or your other therapy in a much shorter time.

The next is a chart of the isotope and this is for Cesium, Palladium and Iodine in this chart. You can see here the half life and the difference it makes and as go across on Cesium, you can see it has 29 KeVs of energy. The total dose of grays is about a 150 grays and the anisotropy factor is 96.9 and that is, that's just unheard of, I mean this -- what happens is that we're really giving excellent coverage of the tumor. We're having a less hotspot, less cold spots and you can see Palladium and Iodine, you can see the difference in the delivery and the dose rate.

One of the things that, was brought to mind early on was one of the modern day founder of brachytherapy. A gentlemen by name of Don Lawrence, in 1972 said that if Cesium-131 could ever be harnessed and commercialized and purified and thus manufactured, it would be that the isotopes of choice simply because of all of its characteristics. There is one of the characteristics of Cesium that none of the other isotopes have, and it does metastasize in the body. It has a -- the unique quality that it likes to get out of the body as soon as possible were as Iodine as you know goes to the thyroid, metastasize in thyroid, Palladium goes to the bone, Cesium because of it short half life, if is excreted through the urinary track. So that is a extremely positive area for Cesium. One of the other unique things that Cesium offers and as we get in further into the protocols is the white papers and the results from the first 500 or so patients going forward.

You can see on this chart that, Cesium delivers about four and a half times the initial dose rate of Iodine and almost twice as much as Palladium. And what we're finding is that there is less collateral damage to the tissue, the surrounding tissue and one other thing we are finding is obviously you can only kill a living cell once. And so as the isotope and the radiation is released.

The surrounding tissue doesn't continue to get keep getting pinged with the radiation. And in Iodine's case by the way Iodine has about 70% of the market or there about. In Iodine's case, the actual effective therapy from the energy of the radiation lasts about 240 days, the other 400 days, you are continued to get radiated but is not having any therapy use on you or as in Palladium, you got about 90 % of all the radiation is gone at about 33 days. So there is a significant difference in this isotope.

Before I go to this next slide, one of the things that I want talk about is the kind of where the isotopes fits in the market place. We initially came out and decided that we were going to go after these as I mentioned earlier, these few specific, facilities that they had usually a large volume or highly thought of. And we are able to attract a number of those and one other things that we continue to get along the way was, how soon can you get to other organs, how soon can you place the isotope in, for example, the liver.

And so going forward what our strategy was simply this, initially we will stay very focused on the prostate that's a huge market and the growing market and that will help increase our revenue, our topline and certainly will decrease the cost because each new organ you go into obviously there is additional cost as you do the protocols, as you do all of the work you have get ready to really commercialize and get the revenue in those specific organs.

So we have definitely strategized and when we got a CPC code which was in 2004. One of the things they gave us, we didn't know exactly what the market had force, so we got CPC code our average CPC code actually is for $44 67, but we've been in the market place at a premium since day one. We have sold our seed, our raw seed, that's an individual seed, that a seed that's not stranded and not put in mig cartages or not put in a specific needles, just raw seeds, blue seeds, we call them at $55. And the average number of seeds, we use per patients are between 90 and 92.

We are raising the price to $59 in October. And what happens when you look at the cost factors here with Cesium and its unique energy, we are able to use about a third less seeds, for example, than Palladium. And therefore, we're able to go into the marketplace and demand a higher cost per seed. Thus, at the end of the day, our EBITDA will be somewhere north of 30%.

This is a slide showing our -- some of our competitors, Oncura and Bard, I believe, being the two largest. They deliver both Palladium and Iodine. And so Iodine being kind of commodity over the years, it has really, I think, developed a trend to use Iodine because it is something -- it's been around since '72. The patent holder of -- on the patent, as you can read, is Don Lawrence.

He is one of the patent holders. And since '72, it has been a stable, but as in all -- stable isotope to use. But because of its long half-life and some other characteristics it has, always, as I stated before, always we've been looking for that special isotope which could and would have a high energy short half-life and different side effects.

In the overall scheme of brachytherapy in medicine, one of the issues that all people in medicine have to be facing is the fact the cost. And brachytherapy offers unique thing and, ultimately, is going to be very weight bearing on the industry as a whole. It is much more cost effective to use brachytherapy, specifically seeds, than it is to do, say, for example, radical prostatectomy or other forms of therapy.

And one other thing that's happened is that the educational process for brachytherapy has, quite frankly, been very poor. We have not really gone in and educated the urologist, educated the rad onc, et cetera, on the real value of time and the value of cost. And once they are beginning to see this, and I think our biggest task going ahead is education, educating the industry about the efficiency, the effectiveness of brachytherapy.

And let me point out why that is. For example, let's go back to radical prostatectomy versus the Cesium-131 brachytherapy seed. You're diagnosed, your urologist says, well, we need to extract that, let's have a radical prostatectomy. And you go through that process where, first of all, you have a major surgery.

You have to enter the hospital. You have, as I'm told, it's about three to five days in the hospital on an average. And then it takes you, according to Frost & Sullivan, about 90 days to recover. And in that process, almost 100% of the people who come through that process initially are incontinent and impotent. Now overtime, that -- some of that comes back obviously. But there is still a large portion of populations who have therapy which just does not happen.

So what -- so we have here is the contrast with brachytherapy, with the seed brachytherapy. Now you go in for your diagnose, you go in for a 30 or 45-minute procedure, it's an outpatient procedure, and you go home, which would you rather have? And I know that the industry has set up and challenged that. But I'm here to tell you that IsoRay is going to challenge the industry and the medical community on why you would have the radical prostatectomy or other forms of treatment, when this treatment is available to you. And basically it's an educational process.

So there -- and overtime, it is upon us to educate and to show the industry the value of this. And the very interesting study that's currently being done, about time of urologist, and the results I believe will be that urologist will actually end up making more money on the intellectual side of the brachytherapy treatment than they will be on doing the radical prostatectomy. And as these facts start to come out, I think its going to be a whole new era in brachytherapy.

Now, I might add, so far we were just talking about the domestic market. But obviously, the whole world, men around the world, and particularly, as you know, Asia, the incident of prostrate cancer is higher in Asia then it is in North America. Japan, for example, as you know, has adopted brachytherapy. They are sort of the leaders and its experienced tremendous success in Japan. So we'll be following on into Europe, Russia and also into Asia. In fact, some of those conversations have already started.

I'd like to speak about the management team a little bit and a bit little about the history of the manufacturing of this isotope. This isotope actually came out of the era of the 40s, the metropolitan project, which started in really World War II and we had all these really, really bad reaction from making radioactive materials. And so all this wealth of talent that the governments had, the free world government had this wealth of mines, what they decided many, many years ago was to see if they could put some positive use to this radioactive material.

And this is the combination Cesium-131, actually is a combination of over 40 years in research, 40 years of government spending a lot of money on medical isotopes. And we're very fortunate to be the recipient of this. And because of this and because of the history of this we've been able to put together a really strong management team. David Swanberg has over 20 years experience in dynamic or experiencing large scale radiochemical processes.

And I will tell you radiochemist, there is no where -- I don't believe there is any where in United States now that are graduating or even get a degree today in Radiochemistry. And so we've had to go, search the world and we're very fortunate to have found Oleg Egorov. He is the one of the bright new Radiochemist in the world. He is handpicked by Lane Bray, who was our lead Chemist. And then, we are able, obviously to put in Jonathan Hunt as our new Chief CFO. And he has a lot of public accounting experience.

And then we were able to attract Lori Woods. Lori, for years has been in this industry and she is sort of known as a gatekeeper of the industry, because she was in the business of training the physicists and the radoncs on their procedures. So we are very, very fortunate to have a great management team.

Some of the milestones that we've met are a number. Again, our one of our founders, Don Lawrence is actually the co-founder of modern-day brachyscience, or brachytherapy, and the seed therapy. And he had patented, as I said before in 1972 Iodine-125. Some of the highlights of this -- some of the highlights for IsoRay is that, IsoRay has all of the organs FDA approved to use Cesium-131. Today, we’ve raised about 17.5 million through Angels and also we’ve just completed around for 5.1 million under private institutional side.

We have, our first patient by the way was in 2004. We began in planning and now we’re up to 500 patients. And so we’ve had tremendous results so for, we have three protocols. We’ll be out the 1st of November. They’ll be presented at ASTRO and I'm looking forward to that because the results are extremely good

I have the financials here and in because of time and the breakout session for any one who wants to go with the financials we will go over them in detail if you would like. IsoRay now happens to be in a very good cash position in a sense that our breakeven is some time expected to be in mid-2007. And we have has a press release, we just released that at the end of September somewhere in the neighborhood of 5.9 million in reserve.

Outstanding shares fully diluted, there is 24 million approximately and we have about 5 million common shares which are registered. One of the unique things and I’ll conclude with this is that Dr. Nori who is world-renowned radonc. This was his statement, “Cesium-131 brachytherapy therapy is nothing less than a new standard of care for treatment of prostate cancer giving patients the improved quality of life and piece of mind.” So with a very fast growing market in people aging, I see a lot of people in here who will need this.

So I thank you. And if there are any questions, please feel free to ask.

<<Company Speaker, Roth Capital Partners>>

Okay. We’ll have a breakout session.